PRESS RELEASE

DELTA OIL & GAS, INC. EXTENDS TENDER OFFER
AND MODIFIES MINIMUM TENDER CONDITION

For Immediate Release

Vancouver, British Columbia (March 16, 2009) - Delta Oil & Gas, Inc. (OTCBB: DOIG) announced today that it has extended the expiration date of its tender offer to acquire all the outstanding shares of The Stallion Group, a Nevada corporation.  The offer, which was scheduled to expire at 5:00 p.m., Eastern City time, on Tuesday, March 17, 2009, has been extended until 5:00 p.m., Eastern time, on Wednesday, March 25, 2008, unless extended. As of the close of business on March 13, 2009, approximately 5,991,239 shares of Stallion common stock had been tendered and not withdrawn in the tender offer.  Shares of Stallion Common Stock tendered in the offer may be withdrawn by or on behalf of the depositing shareholder at any time during the period that the tender offer remains open.

On March 16, 2009, Delta also announced a reduction in the minimum tender condition.  The tender offer is now conditioned upon, among other things, that there shall have been properly deposited and not withdrawn that number of Stallion common shares that constitutes at least 50% of the Stallion common shares issued and outstanding on a fully-diluted basis on the date the shares are accepted for purchase, a reduction from the previous condition that at least 80% of the Stallion common shares issued and outstanding on a fully-diluted basis be validly tendered and not validly withdrawn in the tender offer prior to the expiration date.

All other terms and conditions of the tender offer remain in full force and effect.

THE TENDER OFFER IS BEING MADE ONLY PURSUANT TO THE PROSPECTUS, OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS THAT WILL BE DISTRIBUTED TO SHAREHOLDERS OF THE STALLION GROUP.   REFERENCE IS MADE TO THESE DOCUMENTS FOR THE COMPLETE TERMS AND CONDITIONS OF THE OFFER.

A registration statement on Form S-4 (containing a prospectus) relating to the offer to purchase the common shares of The Stallion Group is available on www.sec.gov.

This press release is for informational purposes only.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful.

Cautionary Statements

This press release contains certain “forward-looking statements.”  Such forward-looking statements are often identified by words such as “intends”, “anticipates”, “believes”, “expects” and “hopes” and include, without limitation, statements regarding the Company’s plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures.  Factors that could cause actual results to differ materially include, among others, those set forth in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, under the caption “Risk Factors” and in other reports filed with the SEC.  Most of these factors are outside the control of the Company.  Investors are cautioned not to put undue reliance on forward-looking statements.  Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

This communication is neither an offer to purchase, nor a solicitation of an offer to sell, shares of Delta or any other entity.  This communication is not a solicitation of a proxy from a security holder of the Company or The Stallion Group.  The Company has filed a registration statement with the SEC with regard to the proposed offer for The Stallion Group.  YOU ARE URGED TO READ THE PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS IF AND WHEN FILED WITH THE SEC AND THE SECURITIES COMMISSIONS OR EQUIVALENT REGULATORY AUTHORITIES IN CANADA, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  You will be able to obtain any such prospectus or proxy statement and any other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov, and filed with the securities commissions or equivalent regulatory authorities in Canada at the following website, www.sedar.com.  In addition, you may obtain a prospectus and the proxy statement (if and when it becomes available) and the other documents filed by the Company with the SEC and the securities commissions or equivalent regulatory authorities in Canada by requesting them in writing from Delta Oil & Gas, Inc., Attention: Investor Relations, Telephone: 1.866.355.3644.

For further information, contact:

Greg Werbowski – 1.866.355.3644 – IR@deltaoilandgas.com	www.deltaoilandgas.com